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                                                                    EXHIBIT 6(c)

                              AMENDED AND RESTATED
                                   SCHEDULE A
                                     TO THE
                             DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                                 NORTHERN FUNDS
                                       AND
                         SUNSTONE FINANCIAL GROUP, INC.
                              DATED August 7, 1996


Intending to be legally bound, the undersigned hereby amend and restate Schedule A to the aforesaid Agreement to include the following investment portfolios:



Growth Equity Fund                              Fixed Income Fund
Income Equity Fund                              U.S. Government Fund
Small Cap Fund                                  Intermediate Tax-Exempt Fund
Select Equity Fund                              Tax-Exempt Fund
International Growth Equity Fund                Money Market Fund
International Select Equity Fund                U.S. Government Money Market Fund
Technology Fund                                 International Fixed Income Fund
Municipal Money Market Fund                     California Municipal Money Market Fund
U.S. Government Select Money Market Fund        Stock Index Fund
                                                Florida Intermediate Tax-Exempt Fund

         All signatures need not appear on the same copy of this Amended and Restated Schedule A.


                                 NORTHERN FUNDS


                                 By: /s/ Silas S. Cathcart

                                 Title: ____________________________

                                 Date: ____________________________


                                 SUNSTONE FINANCIAL GROUP, INC.

                                 By: /s/ Miriam M. Allison

                                 Title: _____________________________

                                 Date: _____________________________